EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-19715, No. 33- 25064, No. 33-25856, No. 33-33960,
No. 33-38750, No. 33-38751, No. 33-45009, No. 33-60584, No. 33-60586, No. 33-
72652 and No. 333-17589) of Chips and Technologies, Inc. of our report dated July 16, 1997, except as to Note 6 which is as of July 27, 1997, appearing on page 17 of this Annual Report.




/s/ Price Waterhouse LLP
--------------------------------
Price Waterhouse LLP

San Jose, California
September 25, 1997



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